CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated October 29, 2010 relating to the financial statements of Mobile Data Corp., and to the reference to our firm under the caption "Experts" in the related Prospectus of Mobile Data Corp., for the registration of up to 3,000,000 shares of its common stock and the resale of 6,075,628 shares of common stock.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
December 3, 2010